Exhibit 99.2

LEVEL 3 FINANCING INC.

Exchange Offer

to holders of their

10.750% Senior Notes due 2011

NOTICE OF GUARANTEED DELIVERY

As set forth in the Prospectus, dated                     , 2005 (the “Prospectus”), of Level 3 Financing, Inc. (the “Issuer”), Level 3 Communications, Inc. (“Parent”) and Level 3 Communications, LLC (“Level 3 LLC” and, together with Parent, the “Guarantors”) under “The Exchange Offer—How to Tender—Guaranteed Delivery Procedures” and in the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by the Issuer and the Guarantors to exchange up to $500,000,000 in aggregate principal amount of the Issuer’s 10.750% Senior Notes due 2011 (the “Exchange Notes”) for $500,000,000 in principal amount of the Issuer’s 10.750% Senior Notes due 2011, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Original Notes”), this form or one substantially equivalent hereto must be used to accept the offer of the Issuer and the Guarantors if: (i) certificates for the Original Notes are not immediately available; or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer (as defined below and as described in the Prospectus). Such form may be delivered by telegram, facsimile transmission, mail or hand to the Exchange Agent.

To: The Bank of New York (the “Exchange Agent”)

By Facsimile:

(212) 298-1915

Confirm by Telephone:

(212) 815-2742

By Mail, Hand or Courier:

The Bank of New York

101 Barclay Street, 7E

Corporate Trust Organization

Reorganization Unit

New York, New York 10286

For information on other offices or agencies of the Exchange Agent where

Notes may be presented for exchange, please call the telephone number listed above.

Delivery of this instrument to an address other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, or transmittal of this instrument to a facsimile number other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer and the Guarantors, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Sign Here

Principal Amount of Original Notes	Signature(s): ________________________________
Tendered: __________________________________

___________________________________________

Certificate Nos. (if available):	Please Print the Following Information

___________________________________________	Name(s): ___________________________________

Total Principal Amount Represented by Original Notes Certificate(s):	___________________________________________

___________________________________________	Address(es):_________________________________

Account Number:

___________________________________________	___________________________________________

Name(s) in which Original Notes Registered:	Area Code and Tel. No(s).: _____________________

___________________________________________	___________________________________________

Date:                         , 200

GUARANTEE

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three New York Stock Exchange trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm: __________________________

Authorized Signature:____________________

Number and Street or P.O. Box: ____________

______________________________________

City:_______ State:______ Zip Code:_______

Area Code and Tel. No.:__________________

Dated:                     , 200